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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139455, No. 333-128146 and No. 333-113611) and Form S-8 (No. 333-147826, No. 333-144673, No. 333-137010, No. 333-134428, No. 333-116960, No. 333-116959, No. 333-105553, No. 333-97369, No. 333-63070, No. 333-42656, No. 333-04186 and No. 333-30111) of Conceptus, Inc. of our report dated March 13, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 13, 2008

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  Exhibit 23.1